UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40202	88-0490034
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Form 8-K/A amends the Current Report on Form 8-K filed by Red Cat Holdings, Inc. on May 22, 2025 (the “Original 8-K”). The Original 8-K contained an incorrect vesting schedule for the compensatory stock options awarded to our Chief Executive Officer. No other substantive changes to the Original 8-K have been made.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, upon the approval and recommendation of the Compensation Committee, our Board of Directors adopted a new director compensation plan (the “Plan”). Adopted following our transition from an April 30 fiscal year end to a December 31 fiscal year end, the Plan covers director compensation for the remainder of our current fiscal year, running from May 1, 2025 to December 31, 2025. Under the Plan:

●	The annual cash stipend to each our directors for board service will be increased from $50,000 per year to $75,000 per year;

●	The annual equity compensation to each of our directors for board service will be increased from $75,000 to $125,000 in restricted stock units (“RSUs”), inclusive of $75,000 in RSUs previously awarded to each director under the prior director compensation plan. All RSUs, including those awarded previously, will vest on April 30, 2026. The incremental $50,000 in RSUs to be awarded under the new Plan will be priced at the market closing price for our common stock on May 22, 2025, the second trading day following the date of the board’s adoption of the compensation plan;

●	The additional stipend for our Lead Independent Director will remain $25,000 per year;

●	The additional stipend for our Audit Committee Chair will remain $20,000 per year;

●	The additional stipend for our Compensation Committee Chair will be increased from $10,000 to $17,500 per year;

●	The additional stipend for our Nominating and Governance Committee Chair will be increased from $10,000 to $15,000 per year;

●	An additional stipend of $10,000 per year will be paid for director committee service in a non-chair role; and

●	Additional compensation for Special Committee director service will remain at $20,000 in cash and $10,000 worth of RSUs per year, with the same vesting, pricing, and other terms as the RSUs granted as regular director compensation.

Also on May 20, 2025, upon the approval and recommendation of the Compensation Committee, our Board of Directors approved the following compensation plan for our Chief Executive Officer, Jeffrey Thompson, for the 2025 calendar year:

●	In lieu of a base salary and traditional bonus plan, our Chief Executive Officer will receive 1,000,000 stock options, with the exercise price of the options to be equal to the market closing price for our common stock on May 22, 2025, the second trading day following the date of the board’s adoption of the compensation plan;

●	50% of the options will vest on the first anniversary of the grant date, an additional 25% of the options will vest on the second anniversary of the grant date, and the final 25% of the stock options will vest on the third anniversary of the grant date. All options will expire 10 years after the grant date.;

●	A one-time discretionary bonus in the amount of $125,000 was awarded in recognition of our successful closing of a recent registered direct offering of common stock; and

●	Our CEO will be provided with a vehicle for business use, with the total cost of the vehicle not to exceed $1,000 per month.

The terms of all compensatory equity awards as described above will be subject to the terms of our 2024 Equity Incentive Plan and applicable award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: May 22, 2025	By:	/s/ Jeffrey Thompson
	Name:	Jeffrey Thompson
	Title:	Chief Executive Officer